Exhibit 1

                      TRANSACTION IN SHARES OF THE COMPANY

                     The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the most recent filing on Schedule 13D, whichever is less. All transactions involved purchases of Shares on the New York Stock Exchange except as otherwise indicated in this
Exhibit 1.


 Reporting Person
    With Direct
    Beneficial                 Date of       Number of       Price Per Share
     Ownership               Transaction      Shares      (Excluding Commission)
     ---------               -----------      ------      ----------------------

Greenway Partners, L.P.        9/21/99        65,000*           11.000
Greenway Partners, L.P.        9/22/99        150,000           11.000
Greenway Partners, L.P.        9/23/99        23,900**          10.500
Greenway Partners, L.P.        9/24/99        181,100*          9.500
Greenway Partners, L.P.        9/29/99        205,000*          10.000
Greenway Partners, L.P.        10/5/99        44,700*           9.875
Greenway Partners, L.P.        10/7/99         13,000           10.000
Greenway Partners, L.P.        10/8/99        217,300*          10.000
Greenway Partners, L.P.        10/8/99        100,000           10.000
Greenway Partners, L.P.        10/11/99        46,500           9.9375
Greenway Partners, L.P.        10/12/99        15,000           9.8438
Greenway Partners, L.P.        10/13/99       108,500*          9.875
Greenway Partners, L.P.        10/14/99        10,000           9.4766
Greentree Partners, L.P.       10/8/99        80,000*           10.000
Greentree Partners, L.P.       10/12/99        20,000           9.8438
Greensea Offshore, L.P.        9/21/99        65,000*           11.000
Greensea Offshore, L.P.        9/22/99        100,000*          11.000
Greensea Offshore, L.P.        9/22/99        50,000*           11.000
Greensea Offshore, L.P.        9/23/99        25,000**          10.500
Greensea Offshore, L.P.        9/24/99        180,000*          9.500
Greensea Offshore, L.P.        9/29/99        130,000*          10.000
Greensea Offshore, L.P.        10/5/99        40,000*           9.875
Greensea Offshore, L.P.        10/8/99        410,000*          10.000
Greensea Offshore, L.P.        10/11/99        47,000           9.9375
Greensea Offshore, L.P.        10/12/99        15,000           9.8438
Greensea Offshore, L.P.        10/13/99       108,000*          9.875
Greensea Offshore, L.P.        10/14/99        10,000           9.4766
Alfred D. Kingsley             9/23/99         80,000           11.000
Alfred D. Kingsley             9/24/99        100,000*          9.500


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Alfred D. Kingsley             9/29/99        20,000*           10.000
Alfred D. Kingsley             10/8/99         2,500*           10.000
Alfred D. Kingsley             10/13/99       37,500*           9.875
Greenbelt Corp.                9/21/99       120,000***         11.000
Greenbelt Corp.                9/22/99      250,000****         11.000
Greenbelt Corp.                9/23/99        25,000**          10.500
Greenbelt Corp.                9/24/99        380,500*          9.500
Greenbelt Corp.                9/29/99        145,000*          10.000
Greenbelt Corp.                10/5/99        30,000*           9.875
Greenbelt Corp.                10/8/99       1,050,000*         10.000
Greenbelt Corp.                10/13/99       120,000*          9.875

*     Purchase of Shares in the third market.

** Trades on 9/23/99 aggregated purchases of 73,900 Shares. 35,200 Shares were purchased on the New York Stock Exchange and 38,700 Shares were purchased in the third market.

*** Trades by Greenbelt on 9/21/99 aggregated purchases of 120,000 Shares. 50,000 Shares were purchased on the New York Stock Exchange and 70,000 Shares were purchased in the third market.

**** Trades by Greenbelt on 9/22/99 aggregated purchases of 250,000 Shares.
     100,000 Shares were purchased on the New York Stock Exchange and 150,000 Shares were purchased in the third market.


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